Exhibit 99.1

VeriFone Announces Executive Appointments

SAN JOSE, Calif.---March 18, 2013---VeriFone Systems, Inc. (NYSE: PAY), announced the appointment of Jennifer Miles to president, VeriFone Americas; Bulent Ozayaz to president, VeriFone Southern Europe, Russia, Middle East and Northern Africa; Johan Tjärnberg to president, VeriFone Europe and Southern Africa; and Eliezer Yanay to chief operations officer, effective today.

“VeriFone is committed to build on our customer focus and operational excellence,” said Richard McGinn, interim CEO of VeriFone. “VeriFone's board of directors and I are proud to provide each of these proven executives with expanded responsibilities.”

Miles, 41, joined VeriFone in 2001 and led the significant growth of the company's North American business, including Retail, Global Security and Vertical Solutions, over the past 10 years. She will now lead VeriFone's business in North America, Latin America and the Caribbean.

Ozayaz, 39, joined VeriFone in 2006 and has served as general manager of the company's North American Wireless Solutions and VeriFone Media businesses. He currently manages VeriFone's operations in Southern Europe, Russia and Turkey and will now oversee an expanded sales territory that includes the Middle East and Northern Africa.
Tjärnberg, 37, joined VeriFone in 2012 through the acquisition of Point International and has served as Point's CEO since 2010. In his seven years with Point, its payments-as-a-service offering saw significant growth and expansion into multiple European jurisdictions. Tjärnberg will lead VeriFone's business in Europe-a consolidation of the Northern, Western and Central Europe regions-and Southern Africa.

Yanay, 52, joined VeriFone in 2006 and has led the company's global R&D, supply chain and product management initiatives since 2011. In his previous role at VeriFone, Yanay was responsible for all operations and manufacturing in Israel, as well as business development, sales and marketing in Continental Europe, Southeastern Europe and Asia. As chief operations officer, he will now oversee the localization of the company's global product portfolio, including responsibility for ensuring local-level customizations and certifications of the company's global product lines. Yanay will also drive the centralization of local procurement to leverage the benefit of the company's global purchasing scale.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.
This press release includes certain forward-looking statements related to VeriFone Systems, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on VeriFone management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include: customer acceptance and adoption of our new solution offerings, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. ("VeriFone") (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.  VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.
Investor Relations:
Doug Reed
+1 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

Media Relations:
Andy Payment
+1 770-754-3541
VeriFone Media Relations
andy.payment@verifone.com